AMENDED AND RESTATED PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                    OF
                      DEAN WITTER RETIREMENT SERIES

    WHEREAS, Dean Witter Retirement Series (the "Fund") is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

    WHEREAS, on November 23, 1992, the Fund and Dean Witter Reynolds Inc. ("DWR") entered into a separate Distribution Agreement, pursuant to which the Fund employed DWR as distributor of the Fund's shares; and

    WHEREAS, on November 23, 1992, the Fund adopted a Plan of Distribution pursuant to Rule 12b-1 under the Act, and the Trustees then determined that there was a reasonable likelihood that the Plan of Distribution would benefit the Fund and its shareholders; and

    WHEREAS, the Trustees believe that continuation of said Plan of Distribution, as amended and restated herein, is reasonably likely to continue to benefit the Fund and its shareholders; and

    WHEREAS, the Fund and DWR desire to substitute DW Distributors Inc. (the "Distributor") in the place of DWR as distributor of the Fund's shares; and

    WHEREAS, the Fund, DWR and the Distributor intend that DWR will continue to promote the sale of Fund shares and provide personal services to Fund shareholders with respect to their holdings of Fund shares; and

    WHEREAS, the Fund and the Distributor have entered into a separate Distribution Agreement dated as of this date, pursuant to which the Fund has employed the Distributor in such capacity during the continuous offering of shares of the Fund; and

    WHEREAS, the Fund is authorized to issue shares of beneficial interest in separate portfolios or series (the "Series") with each such Series representing interests in a separate portfolio of securities and other assets.

    NOW, THEREFORE, the Fund hereby amends and restates the Plan of Distribution previously adopted, and the Distributor hereby agrees to the terms of said Plan of Distribution (the "Plan"), as amended and restated herein, in accordance with Rule 12b-1 under the Act on the following terms and conditions;


    1. Subject to the supervision of the Board of Trustees and the terms of the Distribution Agreement, the Distributor and any of its affiliates, including Dean Witter, Discover & Co. ("DWDC"), Dean Witter InterCapital Inc. ("InterCapital") or DWR, are authorized to utilize their own resources to finance services and expenses incurred by any of them in connection with the distribution of the Fund's shares or services to shareholders, including: (1) compensation to, and expenses of, account executives and other employees, including overhead and telephone expenses; (2) sales incentives and bonuses to sales representatives of the Distributor, DWR, its affiliates and other broker-dealers, and to marketing personnel in connection with promoting sales of shares of the Fund; (3) expenses incurred in connection with promoting sales of shares of the Fund; (4) preparing and distributing sales literature; and (5) providing advertising and promotional activities, including direct mail solicitation and television, radio, newspaper, magazine and other media advertisements.

    2. The Distributor hereby undertakes to directly, or indirectly through DWDC, InterCapital or DWR, bear all costs of rendering the services to be performed by it under this Plan and under the Distribution Agreement.

    3. No Series of the Fund will make separate payments to the Distributor or any other party pursuant to this Plan, it being recognized that the Series pay, and will continue to pay, management fees to InterCapital, pursuant to the Investment Management Agreement or Agreements in effect between the Series and InterCapital. To the extent that any payment made by any Series of the Fund to the Distributor or InterCapital, including the payment of any management fees, should be deemed to be indirect financing of any activity primarily intended to result in the sales of shares of the Fund within the purview of Rule 12b-1 under the Act, then such payments shall be deemed to be authorized by this Plan.

    4. The Distributor shall provide the Fund for review by the Board of Trustees, and the Board of Trustees shall review, promptly after the end of each fiscal quarter a written report regarding the distribution expenses incurred by the Distributor, DWDC, InterCapital or DWR on behalf of the Fund during such fiscal quarter, which report shall include: (1) an itemization of the types of expenses and the purposes therefor; (2) the amounts of such expenses; and (3) a description of the benefits derived by the Fund.

    5. This Plan, as amended and restated, shall become effective upon approval by a vote of the Board of Trustees of the Fund, and of the Trustees who are not "interested persons" of the Fund, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting called for the purpose of voting on this Plan.

    6. This Plan shall continue in effect until April 30, 1993, and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 5 hereof. This Plan may not be amended to institute the assumption of any payments to be made directly by the Fund for any services provided herein, and no material amendments to this Plan shall be made unless approved in the manner provided for approval in paragraph 5 hereof.

    7. This Plan may be terminated at any time, without the payment of any penalty, by vote of a majority of the Trustees who are not "interested persons" of the Fund, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan, or by any Series by a vote of a majority of the outstanding voting securities of such Series, as defined in the Act, on not more than 30 days' written notice to any other party to this Plan.

    8. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Fund shall be committed to the discretion of the Trustees who not interested persons.

    9. The Fund shall preserve copies of this Plan and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of this Plan or any such report, as the case may be, the first two years in an easily accessible place.

   10. This Plan shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

   11. The Declaration of Trust establishing Dean Witter Retirement Series, dated May 14, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Dean Witter Retirement Series refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Dean Witter Retirement Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Dean Witter Retirement Series, but the Trust Estate only shall be liable.

    IN WITNESS WHEREOF, the Fund, the Distributor and DWR have executed this Plan of Distribution, as amended and restated, as of the day and year set forth below in New York, New York.

Dated: November 23, 1992
       As amended on January 4, 1993         DEAN WITTER RETIREMENT SERIES


                                             By: ..........................
Attest:


 ...................................
                                             DW DISTRIBUTORS INC.


                                             By: ..........................
Attest:


 ...................................
                                             DEAN WITTER REYNOLDS INC.


                                             By: ..........................
Attest:


 ...................................